UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2026, Datavault AI Inc., a Delaware corporation (the “Company”), received a letter (the “Letter”) from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company’s common stock, par value $0.0001 per share (“Common Stock”), was subject to delisting from Nasdaq due to the Company’s non-compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), which the Company intends to do.

The Company was also notified that, due to a closing bid price of less than $0.10 per share for ten consecutive business days, Nasdaq will suspend trading in the Company’s securities on Nasdaq effective with the open of the market on November 17, 2026 in accordance with Nasdaq Listing Rule 5810(c)(3)(A)(iii). While trading is suspended on Nasdaq, the Company’s Common Stock should be eligible to trade on the OTC Markets system under its existing symbol “DVLT,” also effective with the open of business on November 17, 2026.

Notwithstanding the Nasdaq trading suspension, the Company plans to timely request a hearing before the Panel in an effort to maintain its Nasdaq listing and reinitiate trading of its Common Stock on Nasdaq. At the hearing, the Company will present its plan to evidence compliance with the Bid Price Rule and request an extension of time to do so as well as the reinitiation of trading and continued listing of the Company’s securities on Nasdaq as a result thereof. There can be no assurances that the Panel will grant the Company’s request for continued listing on Nasdaq or if it does so that the Company will be able to regain compliance with the extension period that may be granted by the Panel.

Item 8.01. Other Events.

On November 13, 2026, the Company issued a press release (the “Press Release”) announcing receipt of the Letter and the Nasdaq trading suspension, as required under Nasdaq Listing Rule 5810(c)(3)(A)(iii).

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and Exhibit 99.1 attached hereto contain forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to Nasdaq’s determination to delist the Common Stock or the quotation of the Common Stock on the OTC, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to Nasdaq’s determination to delist the Common Stock and the quotation of the Common Stock on the OTC, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026	DATAVAULT AI INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer and President